UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018
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METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-2816 (Commission File Number)	36-2090085 (IRS Employer Identification No.)

7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 867-6777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2018, the Board of Directors (the "Board") of Methode Electronics, Inc. (the "Company") approved an increase in the size of the Board from eight to nine members, effective immediately. The Board elected Brian Cadwallader as a director of the Company to fill the vacancy. Mr. Cadwallader will serve as a director until his successor is elected and qualified or until his earlier resignation or removal. The Board also appointed Mr. Cadwallader as a member of the Compensation Committee and the Nominating & Governance Committee.

Brian J. Cadwallader served as Vice President, Corporate Secretary and General Counsel of Johnson Controls, Inc. from October 2014 to December 2016. Prior thereto, Mr. Cadwallader served as Vice President and Assistant General Counsel of Johnson Controls from September 2011 to September 2014. Mr. Cadwallader served as Group Vice President and General Counsel of Johnson Controls’ Building Efficiency business from August 2010 to September 2011. Prior to joining Johnson Controls, Mr. Cadwallader served as Associate General Counsel at International Paper Company.

Mr. Cadwallader will be compensated in a manner consistent with the Company’s other non-employee directors, as most recently described in the Company’s Proxy Statement dated August 1, 2017.

A copy of the press release announcing the appointment of Mr. Cadwallader to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements And Exhibits.
(d)    Exhibits.
99.1    Press Release dated February 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.
Date:	February 13, 2018	By:	/s/ John Hrudicka
John Hrudicka
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 13, 2018